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                       FULLY DISCLOSED CLEARING AGREEMENT


This Agreement, made this 1st day of January, 1999, between JEFFERIES & COMPANY, INC. (the "Clearing Broker") and ITG INC. (the "Introducing Broker"), sets forth the terms and conditions under which the Clearing Broker will provide execution and clearing services, on a fully disclosed basis, for certain customer and proprietary accounts of the Introducing Broker.

I.       SERVICES TO BE PROVIDED BY THE CLEARING BROKER

         A. Subject to the terms and conditions of this Agreement and to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Advisers Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Government Securities Act of 1986, as amended, or any rules or regulations thereunder, and to any other applicable law, rule or regulation, federal, state or local, including the rules of the Board of Governors of the Federal Reserve System, and to any applicable constitution, by-law, rule, regulation, or stated policy or practice of any securities exchange or nation or other regulatory or self-regulatory body or agency (collectively, the "Laws and Regulations"), the Clearing Broker will provide the following services to the Introducing Broker:

            1. The Clearing Broker will provide trade clearance of executions for such customers or proprietary accounts of the Introducing Broker as have been accepted by the Clearing Broker, but only insofar as such executions are transmitted by the Introducing Broker or its authorized agents to the Clearing Broker. Authorized modes of transmission shall include electronic host-to-host, facsimile, e-mail and authorized telephonic instructions, but only as such modes of transmission are mutually agreed upon by Clearing Broker and Introducing Broker with respect to particular Customers (as defined herein). These accounts, including any syndicate account for any underwriting of which the Introducing Broker is manager, are hereinafter referred to as the "Introduced Accounts" and the beneficial owners thereof (except for Introduced Accounts that are proprietary accounts of the Introducing Broker) are hereinafter referred to as the "Customers."

            2. The Clearing Broker will prepare and mail, telex or fax, as requested, confirmations and notices, and will prepare and mail monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any quarter covered by such statement) directly to every Introduced Account on the Clearing Broker's forms for such purposes.

            3. Unless otherwise agreed, the Clearing Broker will supply the Introducing Broker on each business day with copies of Customer confirmations, money lines, and daily commission detail reports and such other reports that the Clearing Broker has been providing Introducing Broker in the ordinary course of business. In addition to the foregoing, Clearing Broker will provide Introducing Broker with and Reference Data (as defined herein) which Clearing Broker has been providing Introducing Broker, PROVIDED, HOWEVER, that Clearing Broker may cease providing the Reference Data or make changes to the types of reference data it provides in the event that Clearing Broker is not allowed by a third-party provider of information to provide the information to a non-affiliate or changes the types of reference data which it receives. For purposes of this Section, the term "Reference Data"



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means the name and address of the Customer and Institution, and security master data. Unless the Introducing Broker notifies the Clearing Broker within a reasonable time (and for the purposes hereof, a period of one (1) business day after receipt of such information shall be a reasonable time) of mistakes or discrepancies in the above-described reports and information, the Clearing Broker shall be entitled to consider all such information supplied to the Introducing Broker to be correct.

            4. The Clearing Broker will settle contracts and transactions in securities (including options to buy or sell securities) (i) between the Introducing Broker and other brokers and dealers, (ii) between the Introducing Broker and the Introduced Accounts of Customers, and (iii) between the Introducing Broker and persons other than Customers or other brokers and dealers.

            5. The Clearing Broker will collect and pay SEC fees on behalf of the Introducing Broker.

            6. The Clearing Broker will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery, borrowing, lending and transfer of securities, the making and receipt of payments therefor, the custody and safeguarding of securities and payments so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, the processing of exchange offers, rights offerings, warrants, tender offers, and redemptions, and such other functions as may be agreed upon by the parties; provided, however, that if mutually agreed to by the Introducing Broker and the Clearing Broker, cashiering functions with respect to receipt of cash and securities may be performed directly by the Introducing Broker.

            7. The Clearing Broker will establish and maintain all prescribed books and records of transactions executed or cleared through it that are not specifically assigned to the Introducing Broker pursuant to the terms of this Agreement, including a stock record, and a daily record of required margin, or by the constitution, by-laws, rules, regulations, or stated policies or practices of the National Association of Securities Dealers, Inc. ("NASD") or any other securities exchange of which the Clearing Broker is a member (the "Standards").

         B. The Clearing Broker shall not provide to the Introducing Broker any services that are not specifically set forth in this Agreement, including, but not limited to, the following:

            1. Clearing, execution, accounting, bookkeeping or cashiering, or any other services with respect to commodities transactions, including contracts for future delivery of commodities and options on such contracts or on commodities, or any other transactions not involving securities;

            2. Preparation of the Introducing Broker's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto:

            3. Preparation or issuance of checks in payment of the Introducing Broker's expenses, other than expenses incurred by the Clearing Broker on behalf of the Introducing Broker pursuant to this Agreement;

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            4. Payment of commission, salaries, or other remuneration to the
Introducing Broker's employees;

            5. Preparation and filing of reports with the Securities and Exchange Commission (the "SEC"), any state securities commission, any National Securities Exchange, or other securities exchange, the NASD or any other securities association or other regulatory or self-regulatory body or agency with which the Introducing Broker or any Introduced Account is associated or by which it is regulated, including compliance with any applicable reporting, disclosure or requirements of ERISA in respect of transactions for Introduced Accounts; provided, however, that (a) the Clearing Broker shall at the request of the Introducing Broker, promptly cooperate in providing the Introducing Broker with any necessary information and data contained in records kept by the Clearing Broker and not otherwise available to the Introducing Broker for use in Introducing Broker's preparation of such reports, and (b) the Introducing Broker shall be responsible for all costs incurred by the Clearing Broker in connection with the preparation and provision of such information.

            6. Making and maintaining reports and records required to be kept by the Introducing Broker by the Currency and Foreign Transactions Reporting Act of 1970 and the regulations promulgated pursuant thereto, or any similar law or regulations enacted or adopted hereafter;

            7. Verification of the address changes of any Introduced Account;

            8. Obtaining, verifying, and interpreting account information, and insuring that such information meets the requirements of any "know your customer rule" of the Rules, the Standards and any other Laws and Regulations;

            9. Maintaining records of personal and financial information concerning any Introduced Account and orders received therefor, and maintaining all documents and agreements executed by any Introduced Account (other than those ordinarily maintained by the Clearing Broker);

            10. Holding for safekeeping the securities of any Introduced Account registered in the name of the Customer;

            11. Accepting deposits from the Introducing Broker in the form of cash; or

            12. Verification of changes in the identity or address of any person holding any power of attorney over any Introduced Account.

         C. The Clearing Broker shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association, joint venture, branch, or agency relationship between the Introducing Broker and the Clearing Broker.


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         D. The Clearing Broker will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Introducing Broker on a principal or agency basis or that the Introducing Broker may have with its Customers or other persons, nor will the Clearing Broker be under any responsibility for compliance by the Introducing Broker with any Rules, Standards or laws and Regulations that may be applicable to the Introducing Broker or any Introduced Account.

         E. The Clearing Broker shall use reasonable efforts to implement a plan of contingency recovery and testing by June 30, 2000.

II.      CLEARING FEES, INTEREST CHARGES, AND COMMISSIONS

         A. The Introducing Broker agrees to pay the Clearing Broker for its services pursuant to this Agreement such amounts as are set forth in Schedule A. Said compensation schedules may be changed from time to time as may be agreed to in writing by the Introducing Broker and the Clearing Broker. The Clearing Broker will remit to the Introducing Broker 88% of the Introducing Broker's weekly gross commission revenue based on trade date sent on the second business day of the following week. Within twelve (12) business days after the trade month end, the Clearing Broker will remit to the Introducing Broker the net trade month commission balance (gross commissions, less weekly remittances, service and clearing amounts, and other charges, including amounts due the Clearing Broker by the Introducing Broker arising from any losses, liabilities, or damages in accordance with the terms of this Agreement). All remittances shall be made by the Clearing Broker to the Introducing Broker by wire transfer of immediately available funds.

         In the event that the Introducing Broker defaults (as defined in Article X below), the Clearing Broker shall have the right to offset any and all liabilities, costs, or expenses due it from the Introducing Broker that remain unpaid as of the date of such Event of Default against commission revenue due the Introducing Broker, the Clearing Deposit, or any other assets of the Introducing Broker then in the possession of the Clearing Broker.

         B. In the event that the monthly compensation otherwise payable to the Clearing Broker for its services hereunder is not greater than $10,000 in any calendar month, the Clearing Broker may deduct from the commission revenue due the Introducing Broker and/or from the Collateral Account, an amount equal to the difference between (i) $10,000, and (ii) the amount of fees mutually agreed upon by the Clearing Broker and the Introducing Broker.

         C. Interest income earned through charges on debit balances in any Introduced Account shall be proprietary to and fully retained by the Clearing Broker. Interest paid or credit given for any credit balances which from time to time may be left on deposit with the Clearing Broker shall be at the discretion of the Clearing Broker unless otherwise specified by Schedule A attached hereto.

         D. It is expressly understood and agreed that the Clearing Broker may not and will not exercise any control whatsoever over or influence in any way, the commissions, mark-ups, or other charges or expenses between the Introducing Broker and the Introduced Accounts. The Clearing Broker

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shall charge each of the Introduced Accounts such commissions, mark-ups, charges, and expenses as the Introducing Broker directs, in writing; provided, however, that such commissions, mark-ups, charges, and expenses shall be implemented (i) only to the extent they are within the usual and normal capabilities of the Clearing Broker's data processing and operations systems, and (ii) only after such reasonable time as the Clearing Broker may deem necessary to avoid disruption of its normal operating capabilities. Further, the Introducing Broker shall be responsible for all costs, if any, associated with any modifications to the Clearing Broker's systems and procedures which may be necessary to accommodate the Introducing Broker.

III.     PROCEDURES FOR INTRODUCED ACCOUNTS

         A. At the time of the opening of each Introduced Account, the Introducing Broker shall supply to the Clearing Broker a new account form on such forms as the Clearing Broker will supply to the Introducing Broker (unless otherwise mutually agreed by the parties) and shall supply any other additional or supplementary documentation or information that the Clearing Broker may in its sole discretion request the Introducing Broker to obtain from the Customer, including, but not limited to, a cash account agreement on a form approved by the Clearing Broker ("Cash Account Agreement"), and all other documents that the Clearing Broker initially supplied to the Customer. If applicable, the Introducing Broker shall furnish the Clearing Broker with appropriate Alert and/or SID references for the Customer and the Clearing Broker will update such information when updates are received from Alert and/or SID. At the time of the opening of Introduced Accounts that are margin accounts, the Introducing Broker shall furnish the Clearing Broker with executed customer agreements, hypothecation and rehypothecation agreements, and consents to loans of securities on forms to be provided by the clearing broker (collectively, the "Margin Agreement"). If any Introduced Account has been opened without the Clearing Broker having previously received the foregoing information or documents, failure of the Clearing Broker to receive such information or documents shall not be deemed to be a waiver of the information or documentation requirements set forth herein. With respect to each Introduced Account that is a proprietary account, an executed Margin Agreement shall be furnished to the Clearing Broker. In addition, the terms of such Cash Account Agreement or Margin Agreement, as amended from time to time, are incorporated by reference herein. Upon the request of the Clearing Broker, the Introducing Broker shall furnish the Clearing Broker with any other additional or supplementary documents and agreements executed by the Introduced Account on forms supplied by the Clearing Broker that the Clearing Broker may require in connection with the opening, operating or maintaining of Introduced Accounts. The Clearing Broker may, at its option, mail Cash Account Agreements, Margin Agreements or other documentation directly to the Introduced Accounts upon notification by the Introducing Broker. The Introducing Broker shall promptly provide the Clearing Broker with basic data and copies of documents relating to each of the Introduced Accounts, including, but not limited to, copies of records of any receipts of the Introduced Accounts' funds or securities received directly by the Introducing Broker, as shall be necessary for the Clearing Broker to discharge its service obligations hereunder. The Clearing Broker shall provide, upon request, any documentation and agreements related to the opening and maintenance of any Introduced Accounts.


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         B. If the documents necessary to comply with the account documentation requirements of the Rules, Standards and Laws and Regulations have not been received by the Clearing Broker after request has been made therefor, the Clearing Broker shall give the Introducing Broker notification that no orders will be accepted (other than liquidating orders) for the Introduced Account involved. If orders are placed for such account after this notice is given, no commission credit will be granted on such orders. On receipt of the necessary documents, this restriction will be lifted with respect to future commissions, but any commissions withheld will not be credited or paid. This Agreement is not in any way intended to limit the responsibility of the Clearing Broker under the Rules, Standards, Laws and Regulations with respect to Introduced Accounts. Further, acceptance of an order after notification has been given shall not constitute a waiver of the Clearing Broker's right to reject any trade.

         C. All transactions in any Introduced Account are to be considered cash transactions until such time as the Clearing Broker has received and accepted Margin Agreements, duly and validly executed in respect of such Introduced Account.

         D. At the time of the opening of any agency Introduced Account, the Introducing Broker shall furnish the Clearing Broker with the name of any principal for whom the agent is acting and written evidence of the agent's authority.

         E. The Introducing Broker shall be solely and exclusively responsible for approval of all accounts and transactions therein and all similar applicable Rules, Standards, Laws and Regulations and shall specifically approve the opening of any new account before forwarding such account to the Clearing Broker as a potential Introduced Account.

         F. The Clearing Broker reserves the right to reject any account that the Introducing Broker may tender to the Clearing Broker as a potential Introduced Account. The Clearing Broker also reserves the right to terminate any account previously accepted by it as an Introduced Account.

         G. The Introducing Broker shall be solely and exclusively responsible for ensuring that its Customers shall not be minors or subject to those prohibitions existing under the Rules, Standards, Laws and Regulations generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

         H. With respect to Introduced Accounts that are margin accounts, the Clearing Broker is responsible for compliance with Regulation T, 12 C.F.R. Part 220, promulgated by the Board of Governors of the Federal Reserve System (the "Board"), and any interpretive ruling issued by the Board, and the letter rulings of the Federal Reserve Bank of New York, Rules and interpretations of the NASD and any other applicable margin and margin maintenance requirements of the Rules, Standards, Laws and Regulations. The Introducing Broker is responsible to the Clearing Broker for the collection of the margin required to support each transaction for, and to maintain margin in, each Introduced Account, in conformity with the above margin and margin maintenance requirements. After such initial margin on each transaction has been received, maintenance margin calls shall be generated by the Clearing Broker and made by the Clearing Broker or by the Introducing Broker at the instructions of

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the Clearing Broker. The Clearing Broker shall have the absolute right to modify, in its sole discretion, the margin requirements for any Introduced Account or any security position from time to time so that the Clearing Broker may call for additional margin and shall have sole discretion as to the amount of margin to be required of and maintained by Introduced Accounts.

         I. The Introducing Broker shall be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions that the Clearing Broker may accept, forward, or execute for Introduced Accounts.

         J. The Introducing Broker agrees that all Customers of the Introducing Broker who engage in DVP transactions (and their agents) will utilize the facilities of a securities depository for the confirmation, acknowledgment, and book entry settlement of all depository eligible transactions, subject to the exceptions to Rules or Standards pertaining to "COD" or "DVP" transactions.

         K. To facilitate the keeping of records by the Clearing Broker, the Introducing Broker shall turn over promptly to the Clearing Broker any and all payments and securities that the Introducing Broker receives from Customers. Concurrently with the delivery of such payments or securities to the Introducing Broker, it shall furnish the Clearing Broker with such information as may be relevant or necessary to enable the Clearing Broker to record promptly and properly such payments and securities in the respective Introduced Accounts.

         L. On all Over-the-Counter transactions for Introduced Accounts, the Introducing Broker shall furnish the Clearing Broker with the names of the respective purchasing and selling broker-dealers (except as otherwise provided below), the names of the purchasing and selling Customers, and the wholesale and retail purchase and sale prices. When the selection of the contra broker in an Over-the-Counter transaction is left to the Clearing Broker's discretion, the Clearing Broker will assume responsibility for any failure to pay by the contra broker. When the Introducing Broker executes its own Over-the-Counter order or designates the contra broker, in the event that the Over-the-Counter contra broker fails to perform its part of the transaction, the Introducing Broker will reimburse the Clearing Broker for any loss sustained thereby. The Clearing Broker reserves the right at any time to limit the size of transactions that the Clearing Broker will accept for clearance in these circumstances. The Clearing Broker will give the Introducing Broker reasonable notice (i.e., at least 10 days' notice in most circumstances, 30 days' notice for Credit Committee limitations and whatever notice is possible in the event of regulatory or self-regulatory limitations) of such limitations. If, after the Introducing Broker has received notice of such limitation (whether notice was reasonable or not), the Introducing Broker executes an order in excess of the limit established by the Clearing Broker, the Clearing Broker shall have the right to notify the other party and other dealer that it will not accept the transaction for clearance and settlement.

         M. The Introducing Broker shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to ensure that such approved orders are transmitted properly to the Clearing Broker for execution. The Clearing Broker reserves the right

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to reject any order that the Introducing Broker may transmit to the Clearing
Broker for execution or clearance.

         N. The Introducing Broker shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall ensure that any orders and instructions given by it or any of its employees to the Clearing Broker pursuant to the terms of this Agreement shall have been properly authorized in advance.

         O. The Introducing Broker shall be solely and exclusively responsible for making every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in compliance with "know your customer" provisions of the Rules or the Standards, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers, and signatures provided by each Introduced Account. Any investment advice furnished to an Introduced Account shall be the sole and exclusive responsibility of the Introducing Broker.

         P. The Introducing Broker shall be solely and exclusively responsible for review of all Introduced Accounts and for compliance with any supervisory responsibility with respect to the accounts introduced under this Agreement, including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the suitability of the investments made by the Introduced Accounts, the reasonable basis for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Introducing Broker, its partners, officers, employees or any registered investment adviser.

         Q. The Introducing Broker shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Broker's partners, officers or employees have discretionary authority, and any interpretations thereof and any other applicable Rules, Standards, Laws and Regulations. The Introducing Broker shall furnish the Clearing Broker with such documentation with respect thereto as may be requested by the Clearing Broker. The Introducing Broker hereby warrants that with regard to any orders or instructions given by the Introducing Broker with respect to such discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Rules, Standards, Laws and Regulations.

         R. The Introducing Broker shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company, or other organization engaged in the securities business, and any other applicable Rules, Standards, Laws and Regulations. The Introducing Broker shall furnish the Clearing Broker with such documentation with respect thereto as may be requested by the Clearing Broker.

         S. The Introducing Broker shall be solely and exclusively responsible for ensuring that it is authorized to do business in any jurisdiction in which any Introduced Account resides or is domiciled.

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         T. The Introducing Broker shall be solely and exclusively responsible for compliance with any and all disclosure documents and prospectus delivery requirements in connection with Introduced Accounts that are option accounts and with any principal training or registration requirements relating to options trading in Introduced Accounts.

         U. The Introducing Broker and the Clearing Broker shall each be responsible for the respective compliance of each with any supervisory procedures under Rule 3010 of the NASD Manual, Conduct Rules and, to the extent applicable, any other related provisions of the Rules, Standards, Laws and Regulations including but not otherwise limited to supervising the activities and training of their respective registered representatives, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

         V. The Introducing Broker shall be solely and exclusively responsible for sales and purchases for the Introduced Accounts that may create or result in a violation of any of the Rules, Standards, Laws and Regulations.

         W. The Introducing Broker shall be solely and exclusively responsible for compliance with the Rules, Standards, Laws and Regulations in the same manner and to the same degree as if the Introducing Broker were performing the services for the Introduced Accounts that have been assumed by the Clearing Broker pursuant to this Agreement.

         X. The Introducing Broker shall be solely and exclusively responsible for compliance with any Rules, Standards, Laws and Regulations concerning transfers of restricted or control securities in Introduced Accounts. Securities delivered to the Clearing Broker on behalf of an Introduced Account for delivery in respect of a sale shall not be in legended form.

         Y. The Introducing Broker shall be solely and exclusively responsible for compliance with Rule 10b-16 under the 1934 Act; provided, however, that any document provided to Customers in connection therewith shall be approved in writing by the Clearing Broker in advance.

         Z. In connection with all transactions for Introduced Accounts, the Introducing Broker shall be solely responsible for compliance with all rules relating to the Small Order Execution System ("SOES") of the NASD including, without limitation, prohibitions on proprietary trading and volume restrictions.

         AA. All transactions heretofore had between the Introducing Broker and the Clearing Broker with respect to orders given by or for the Introduced Accounts and cleared through the Clearing Broker shall be subject to the provisions of this Agreement.

         BB. For purposes of the Securities and Exchange Commission's financial responsibility rules and the Securities Investor Protection Act, Introducing Broker's customers will be considered customers of Clearing Broker and not customers of Introducing Broker. Nothing herein shall cause Introducing Broker's customers to be construed or interpreted as customers of Clearing Broker for any other

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purpose, or to negate the intent of any other section of the Fully Disclosed
Clearing Agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in the Fully Disclosed Clearing Agreement.

IV.      INFORMATION TO BE PROVIDED BY THE INTRODUCING BROKER

         A. The Introducing Broker shall provide the Clearing Broker with copies of the Introducing Broker's annual audited financial statements as well as copies of all financial information and reports filed by the Introducing Broker with the NASD, the SEC, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneously with the filing therewith.

         B. The Introducing Broker shall submit to the Clearing Broker on a monthly basis, or at more frequent intervals if so requested by the Clearing Broker, information and reports relating to the Introducing Broker's financial integrity, including but not otherwise limited to information regarding the Introducing Broker's aggregate indebtedness ratio and net capital.

         C. The Introducing Broker shall provide the Clearing Broker with all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Clearing Broker pursuant to the terms of this Agreement.

         D. The Introducing Broker shall provide the Clearing Broker with any amendment or supplement to the Form BD of the Introducing Broker.

         E. Upon the execution of this Agreement, the Introducing Broker shall provide to the Clearing Broker a written list of all securities with respect to which the Introducing Broker is a market-maker. The Introducing Broker shall give the Clearing Broker prior written notice of any proposed changes in its market-making activities, including changes in the identity of the securities for which it makes a market. The Introducing Broker shall provide the Clearing Broker on a timely basis with information sufficient to ensure that any confirmation sent to Customers by the Clearing Broker on the Introducing Broker's behalf contain correct information on the Introducing Brokers' role in the transaction. The Clearing Broker shall have the right to limit or prohibit the Introducing Broker's market-making activities with respect to any security.

V.       INFORMATION TO BE PROVIDED BY THE CLEARING BROKER

         A. The Clearing Broker shall provide the Introducing Broker with all appropriate data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Introducing Broker pursuant to the terms of this Agreement. The Introducing Broker shall be responsible for all costs incurred by the Clearing Broker in connection with the preparation and provision of such information.


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         B. The Clearing Broker shall provide the Introducing Broker with copies of the Clearing Broker's annual audited financial statements as well as copies of all financial information and reports filed by the Clearing Broker with the NASD, the SEC, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneously with the filing therewith.

VI.      COMMUNICATIONS WITH CUSTOMERS AND OTHERS

         A. Any new Customers of the Introducing Broker shall be provided by the Clearing Broker with a Welcome Letter, notifying the new Customer as to the general nature of the services to be provided by the Clearing Broker pursuant to this Agreement, the respective obligations of the parties hereto, and any other Customer-related responsibilities of the parties to this Agreement prior to such Customers becoming Introduced Accounts.

         B. The Customers shall be informed pursuant to such Welcome Letter that all inquiries and correspondence should be directed to the Introducing Broker. In the event such correspondence is not directed to the party who is responsible under the terms of this Agreement for the area to which the correspondence relates, the Introducing Broker or the Clearing Broker shall expeditiously forward such correspondence to the appropriate party which shall respond to it.

         C. The Clearing Broker shall carry all Introduced Accounts in the name of the Customer, with a notation on its books and records that such Introduced Accounts were introduced by the Introducing Broker, and all monthly or quarterly statements, confirmations, and notices of funds or securities due relating to such Introduced Accounts shall also indicate that the Introduced Accounts were introduced by the Introducing Broker, that the role of the Clearing Broker is that of a clearing broker only, and that the Introducing Broker will continue as broker for the Introduced Accounts. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of the forms covering all of the foregoing shall be furnished by the Clearing Broker to the Introducing Broker.

         D. The Introducing Broker shall not, without the prior written approval of the Clearing Broker, place any advertisement in any newspaper, publication, periodical or any other media or communicate with any customer or the public in any manner whatsoever if such advertisement or communication in any manner makes reference to the Clearing Broker or any affiliate of the Clearing Broker or to the clearing arrangements and the services embodied in this Agreement. This paragraph does not limit the Introducing Broker from informing prospective clients or Customers that it has a clearing arrangement with the Clearing Broker; provided, however, that such information was specifically requested by the prospective client or Customer.

         E. Should the Introducing Broker in any way hold itself out as, advertise or represent that it is the agent of, affiliated with, or a branch of the Clearing Broker, the Clearing Broker shall have the power, at its option, to terminate this Agreement and the Introducing Broker shall be liable for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by the Clearing Broker as a result of such advertisement or representation. Notwithstanding the provisions of paragraph C of Article X below that any dispute or controversy between the parties relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by the Introducing Broker of this paragraph, the Clearing Broker may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, by application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York seek any such temporary or provisional relief or remedy ("provisional remedy") provided for by the laws of the United States of America or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with paragraph C of Article XI below.

VII.     ERRORS, CONTROVERSIES AND INDEMNITIES

         A. The Clearing Broker hereby agrees to indemnify, defend and hold harmless the Introducing Broker and each person, if any, who controls the Introducing Broker within the meaning of Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and costs, arising out of the bad faith, gross negligence or criminal acts or omissions on the part of any of the Clearing Broker's directors, officers, or employees with respect to the services provided by the Clearing Broker under this Agreement.

         B. The Introducing Broker hereby agrees to indemnify, defend and hold harmless the Clearing Broker and each person, if any, who controls the Clearing Broker within the meaning of Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and costs, arising out of one or more of the following:

                  1. Failure of any Introduced Account to make timely payment for the securities purchased by it or timely and good delivery of securities sold for it, the existence in any Introduced Account of any unsecured debit or unsecured short position, or the failure of any Introduced Account timely to comply with margin or margin maintenance calls (if such calls are timely made by the Clearing Broker), whether or not any margin extensions have been granted by the Clearing Broker and whether or not such extensions have been requested by the Introducing Broker;

                  2. Any check or draft given to the Clearing Broker by any Introduced Account being returned to the Clearing Broker unpaid or any delivery versus payment or receipt versus payment transaction being rejected by any Customer (or its agent);

                  3. Failure of the Introducing Broker to properly perform its duties, obligations and responsibilities as set forth in this Agreement; provided, however, that the participation of any employee of the Clearing Broker in any transactions referred to herein shall not affect the Introducing Broker's Indemnification obligations hereunder unless such participation by such employee of the Clearing Broker was in bad faith or grossly negligent;

                  4. Any dishonest, fraudulent, negligent or criminal act or omission on the part of any of the Introducing Broker's officers, partners, employees, registered representatives, agents or Customers;

                  5. All claims or disputes between the Introducing Broker and its customers with respect to the matters set forth in this Agreement, it being understood and agreed: (A) that the Introducing Broker guarantees the validity of Customer orders in the form such orders are transmitted to the Clearing Broker by the Introducing Broker and guarantees to the Clearing Broker that each Customer will promptly and fully perform its commitments and obligations with respect to all transactions in its accounts carried by the Clearing Broker and
(B) that checks received by the Clearing Broker from the Introducing Broker's Customers shall not constitute payment until the proceeds have actually been received and credited to the Clearing Broker by its bank;

                  6. Any adverse claims with respect to any Customer securities delivered to or cleared by the Clearing Broker, it being understood and agreed that the clearing Broker shall be deemed to be an intermediary between the Introducing Broker and its Customers, and the Clearing Broker shall be deemed to make no representations or warranties other than as provided in Section 8-306(3) of the Uniform Commercial Code;

                  7. The default by any over-the-counter contra broker with whom the Introducing Broker deals on a principal basis, giving the Clearing Broker for clearance;

                  8. The default by any third-party contra broker with whom the Introducing Broker rather than the Clearing Broker executes a transaction for itself or a Customer;

                  9. A claim by any third-party or contra broker arising out of the Clearing Broker's rejection of any transaction pursuant to Article III of this Agreement;

                  10. The breach by the Introducing Broker of any representation or warranty made by it under this Agreement;

                  11. The Clearing Broker's guarantee of any signatures with respect to transactions in the accounts of any customers; and

                  12. The failure of any Customers to fulfill their obligations to the Introducing Broker or to the Clearing Broker, whether or not such failure is within the Introducing Broker's control.

         C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article VII, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated in this Section, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         D. The indemnification provisions in this Article VII, and the indemnification provisions embodied within Article III hereof, shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

         E. In no event shall the Clearing Broker be responsible to the Introducing Broker, to any of its Customers or to any other person for indirect or consequential damages arising out of any actual or alleged failure by the Clearing Broker to perform the functions or provide the services to the Introducing Broker required by this Agreement, even if notified of the possibility thereof. The Clearing Broker's sole responsibility and liability for any such actual or alleged failure will be to the Introducing Broker and only to the extent expressly provided by this Agreement.

VIII.  ADDITIONAL REPRESENTATIONS AND WARRANTIES

         A. The Introducing Broker represents, warrants, and covenants as follows:

                  1. The Introducing Broker shall (a) maintain at all times a net capital computed in accordance with Rule 15c3-1 of the 1934 Act of at least $100,000 except during periods when it is in an underwriting syndicate, when it shall have not less than $1,000,000 of net capital and (b) immediately notify the Clearing Broker when (i) its net capital is less than the amount set forth in (a) above, (ii) its Aggregate Indebtedness Ratio reaches or exceeds 10 to 1, or
(iii) if the Introducing Broker has elected to operate under paragraph (f) of Rule 15c3-1, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3.

                  2. The Introducing Broker is a member in good standing of the NASD. The Introducing Broker agrees to promptly notify the Clearing Broker of any additional exchange memberships or affiliations. The Introducing Broker shall also comply with whatever non-member access rules have been promulgated by any National Securities Exchange or any other securities exchange of which it is not a member.

                  3. The Introducing Broker is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker-dealer under all applicable laws and Regulations.

                  4. The Introducing Broker has all the requisite authority in conformity with all applicable Rules to enter into this Agreement and to retain the services of the Clearing Broker in accordance with the terms hereof and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

                  5. The Introducing Broker is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of every National Securities Exchange or other securities exchange and/or securities association of which it is a member, (ii) the capital requirements of the SEC, and (iii) the capital requirements of every state in which it is licensed as a broker-dealer.

                  6. The Introducing Broker shall keep confidential any confidential information the Introducing Broker may acquire as a result of this Agreement regarding the business and affairs of the Clearing Broker, which requirement shall survive the life of this Agreement.

                  7. The Introducing Broker warrants and represents that all transactions introduced to the Clearing Broker on behalf of an Introduced Account are authorized by the Introduced Account.

                  8. All orders or transactions for Introduced Accounts shall comply in all respects with the Laws, Regulations, Rules and Standards.

                  9. The Introducing Broker shall not generate and/or prepare any statements, bills, or confirmations respecting any Introduced Account unless expressly authorized to do so in writing by the Clearing Broker.

                  10. The Introducing Broker shall maintain a $250,000 blanket brokers bond insurance policy covering any and all acts of its employees, agents, and partners to protect and indemnify the Clearing Broker against any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) that the Clearing Broker may suffer or incur, directly or indirectly, as a result of any act of the Introducing Broker's employees, agents, or partners.

                  11. The Introducing Broker agrees that the Clearing Broker shall be its only clearing agent and that all transactions, in any customer or proprietary account serviced by the Introducing Broker, shall be cleared exclusively through the Clearing Broker.

         B. The Clearing Broker represents, warrants, and covenants as follows:

                  1. The Clearing Broker is a member in good standing of the NASD.

                  2. The Clearing Broker is and during the term of this Agreement will remain duly licensed and in good standing as a broker-dealer under all applicable laws and Regulations.

                  3. The Clearing Broker has all the requisite authority, in conformity with all applicable Rules, Standards, Laws and Regulations to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

                  4. The Clearing Broker is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial report reporting requirements of every National Securities Exchange and/or other securities exchange or association of which it is a member, (ii) the capital requirements of the SEC, and (iii) the capital requirements of every state in which it is licensed as a broker-dealer.

                  5. The Clearing Broker represents and warrants that the names and addresses of the customers of the Introducing Broker that have or may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by the Clearing Broker except in connection with the functions performed by the Clearing Broker pursuant to this Agreement. Notwithstanding the foregoing, should an Introduced Account request, on an unsolicited basis, that the Clearing Broker become its broker, acceptance of such Introduced Account by the Clearing Broker shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

                  6. The Clearing Broker shall keep confidential any confidential information it may acquire as a result of this Agreement regarding business and affairs of the Introducing Broker, which requirement shall survive the life of this Agreement.

IX.      TERM

         Subject to the provisions of Article X hereof, the term of this Agreement shall be a period of eighteen months from the date hereof, and shall renew automatically for successive one (1) year terms unless terminated in accordance with Article X hereof.

X.       TERMINATION

         A. Notwithstanding any provision of this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement:

                  1. Either party hereto shall fail to perform or observe any term, covenant, or condition to be performed hereunder (including, but not limited to, any representation, warranty, or covenant relating to net capital requirements) and such failure shall continue to be unremedied for a period of ten (10) days after receipt of written notice from the nondefaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

                  2. Any representation or warranty made by either party hereto shall prove to be incorrect at any time in any material respect; or

                  3. A receiver, liquidator, or trustee of either party hereto or of any property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either party is adjudicated bankrupt or insolvent; or a substantial amount of property of either party is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filings; or

                  4. Either party hereto files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  5. Either party hereto makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party; or

                  6. Either party hereto is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, any National Securities Exchange, or any self-regulatory organization having jurisdiction over that party.

         B. Upon the occurrence of any such Event of Default, the nondefaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been communicated to the defaulting party, If the Introducing Broker defaults, the Clearing Broker shall have sole discretion to determine what orders, if any, it shall accept for any Introduced Account, and shall in addition to all rights it has under this Agreement, have all rights granted to it under the Cash Account Agreement and Margin

Agreement incorporated by reference herein. In such event, the Clearing Broker shall be entitled, upon the consent of the Customer, to accept instructions directly from the Customer.

         C. This Agreement may be canceled by either of the parties hereto upon 180 days' written notice to the other, provided, however, that the first date such written notice may be given is January 1, 2000.

         D. This Agreement shall terminate automatically on the effective date of termination of the Execution Agreement between the Introducing Broker and W & D, Inc. without any further action by either party hereto.

         E. Upon any termination of this Agreement for any reason whatsoever, the Supplemental Account Agreement between the Clearing Broker and the Introducing Broker relating to the Introducing Broker's use of Optimark services shall terminate automatically without any further action by either party hereto.

XI.      MISCELLANEOUS

         A. This Agreement supersedes any previous agreement and may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed to be a cancellation of this Agreement.

         B. This Agreement shall be submitted to and/or approved by any National Securities Exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereof. In the event of any such disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

         C. Any dispute or controversy between the Introducing Broker and the Clearing Broker relating to or arising out of their relationship or this Agreement shall be settled by arbitration before and under the Code of Arbitration Procedures of the NASD, unless the transaction which gave rise to such dispute or controversy was effected in another exchange or market which provides arbitration facilities, in which case it shall be settled by arbitration under such facilities.

         D. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Broker or the Clearing Broker. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by the Introducing Broker shall be valid unless the Clearing Broker consents to such an assignment in writing. Any assignment by the Clearing Broker to any subsidiary that it may create or acquire or controlled directly or indirectly by the Clearing Broker will be deemed valid and enforceable in the absence of any consent from the Introducing Broker. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Broker and the Clearing Broker.

         E. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the State of New York without reference to the conflict of law provisions thereof.

         F. The headings preceding the text, articles, and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         G. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Broker any special treatment regarding any other arrangements, agreements or understandings that presently exist or which may hereafter exist between the Introducing Broker and the Clearing Broker and any affiliate or the Clearing Broker. The Introducing Broker shall be under no obligation whatsoever to deal with the Clearing Broker or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Broker, in any capacity other than as set forth in this Agreement. Similarly, the Clearing Broker shall be under no obligation whatsoever to deal with the Introducing Broker or any of its affiliates in any capacity other than as set forth in this Agreement.

         H. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

         I. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

         J. All notices, consents, directions, approvals, restrictions, requests, or other communications required or permitted to be delivered hereunder shall be given to the parties hereto, effective upon delivery, as follows:

If to the Clearing Broker:          Jefferies & Company, Inc.
                                    11100 Santa Monica Boulevard
                                    11th Floor
                                    Los Angeles, CA 90025

                                    Attention: Jerry M. Gluck, Esq.

If to the Introducing Broker:       ITG Inc.
                                    380 Madison Avenue
                                    4th Floor
                                    New York, NY 10017
                                    Attention:  Timothy H. Hosking

Either party may change its address for notice purposes by giving written notice pursuant to registered mail of the new address to the other party. Termination shall not affect any of the rights and liabilities of the parties hereof incurred before the date of receipt of such notice of termination.

         K. The Clearing Broker shall not be liable for any loss caused, directly or indirectly, by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond the control of the Clearing Broker. In the event that any communications network, data processing system, or computer system used by the Clearing Broker or by the Introducing Broker, whether or not owned by the Clearing Broker, is rendered inoperable, the Clearing Broker shall not be liable to the Introducing Broker for any loss, liability, claim, damage or expense resulting, either directly or indirectly, therefrom.

         L. The Clearing Broker shall have the right to investigate, or arrange for an appropriate party to investigate, the Introducing Broker's credit. Nothing in this paragraph shall be construed to relieve the Introducing Broker of its obligation to oversee its financial integrity.

         M. Without the prior written consent of the Clearing Broker, the Introducing Broker will not during the period of this Agreement and for one year following its termination, hire or attempt to hire any person who is employed by the Clearing Broker or whose employment with the Clearing Broker terminated within the one-year period prior to the termination of this Agreement.




Made and executed at New York, New York, on the date first hereinabove set forth.


ITG INC.                                JEFFERIES & COMPANY, INC.



By: /S/ RAYMOND L. KILLIAN, JR.          By: /S/ CLARENCE T. SCHMITZ
   ------------------------------          ------------------------------
        Raymond L. Killian, JR.      .           Clarence T. Schmitz
        Chairman, Chief Executive                Executive Vice President
         Officer and President